Exhibit 99.1

LogicMark, Inc. Announces Strong Quarterly Operating Results

May 11, 2023

LOUISVILLE, Ky., May 11, 2023 (GLOBE NEWSWIRE) -- LogicMark, Inc. (Nasdaq: LGMK), a provider of personal emergency response systems (PERS), health communications devices, and technology for the growing care economy, announces financial and operating results for the first quarter ended March 31, 2023.

Recent Highlights:

●	Revenue for the first quarter was $2.8 million, up 31% from the prior quarter.

●	Gross profit in the first quarter was $1.9 million, up 41% from the prior quarter.

●	Gross margin in the first quarter was 66.3%, up almost 600 bps from 60.4% in the year-ago quarter.

●	In January 2023, completed a registered public offering of common stock, raising $5.2 million in gross proceeds.

●	Launched LogicMark store on Amazon, expanding B2C sales channel.

●	Partnered with US Monitoring to offer 24/7 monitoring services.

●	Conducted a special meeting of stockholders in February 2023 with shareholders approving all proposals, including adoption of LogicMark’s 2023 stock incentive plan, reincorporation of the Company from Delaware to Nevada and reverse stock split proposals.

●	In April 2023, executed a 1-for-20 reverse stock split of the Company’s outstanding shares of Common Stock and Series C Redeemable Preferred Stock, subsequently regaining compliance with Nasdaq listing requirements.

●	Cash balance on March 31, 2023 was $9.8 million, up from $7.0 million at December 31, 2022.

Chia-Lin Simmons, LogicMark’s Chief Executive Officer, commented, “Our recent launch of the LogicMark store on Amazon’s platform represents a pivotal expansion of our B2C footprint, establishing yet another channel upon which to grow sales, especially in light of our upcoming product launch activities slated for second half of 2023. Amazon, as the largest online retailer in the country, presents an enormous opportunity for LogicMark to expand its reach. We are pleased to see a steady stream of sales emerging from this new channel which just launched mid-April and look forward to expanding the store offerings with upcoming product launches.”

Coinciding with this expansion is our exciting new 24/7 monitoring service partnership with US Monitoring. This represents the launch of our new subscription revenue model and opportunities to enhance the services margins for LogicMark which has, until now, been a pure hardware company. US Monitoring, a U.S.-based company, provides national wholesale monitoring services.

First Quarter 2023 Financial Results

Revenue for the quarter ended March 31, 2023 was $2.8 million, up 31% from the prior quarter but down 23% from the year-ago period. The year over year decline was the result of one-time sales of 4G units replacing 3G units no longer supported by the national cellular network carriers that took place in the March 31, 2022 quarter.

Gross profit in the first quarter was $1.9 million, up 41% from the prior quarter but down 15% from the year-ago period. The decline in gross profit compared to the March 31st quarter of 2022 was the result of lower sales, partially offset by higher margins.

Gross margin in the first quarter was 66.3%, up almost 600 bps from 60.4% in the year-ago quarter. The improvement in gross margins was the result of improvements in supply chain management, including a return to transpacific shipping versus air freight from our Asia based contract manufacturers.

Total operating expense in the first quarter 2023 was $3.7 million, flat with the prior quarter and up $0.3 million in the prior year period. The increase over the year-ago period was due primarily to higher personnel costs and the costs associated with the special meeting of shareholders.

Net loss attributable to common shareholders for the first quarter was $1.9 million, versus a net loss of $2.4 million in the prior quarter and a net loss of $1.4 million in the year-ago period.

Net loss per share improved to a loss of $1.92 in the first quarter versus a net loss of $2.89 per share in the prior year quarter. The improvement is the result of a higher number of shares outstanding due to the capital raise in January.

Cash balance as of March 31, 2023 was $9.8 million versus $7.0 million at December 31, 2022.

Investor Call and SEC Filings

Management will host a conference call at 1:30 PM (PDT) / 4:30 PM (EDT) today, to review financial results and provide a corporate update. Following management’s remarks there will be a formal question and answer session.

Participants wishing to dial into the conference call must register here to obtain their dial in and pin number: https://register.vevent.com/register /BId641e4fd5f2d4a63b16943590d8aef2b

To listen to the live webcast please visit the LogicMark Investor Relations website here, or participants may join using the following link:

https://edge.media-server.com/mmc/p/dubee6qh

The associated press release, SEC filings, and webcast replay will also be accessible on the Company’s investor relations website.

About LogicMark

LogicMark, Inc. (Nasdaq: LGMK) provides personal emergency response systems (PERS), health communications devices and technologies to create a Connected Care Platform. The Company’s devices give people the ability to receive care at home and confidence to age in place. LogicMark revolutionized the PERS industry by incorporating two-way voice communication technology directly into its medical alert pendant and providing this life-saving technology at a price point everyday consumers can afford. The Company’s PERS technologies are sold through the United States Veterans Health Administration and dealers/distributors. LogicMark has been awarded a contract by the U.S. General Services Administration that enables the Company to distribute its products to federal, state, and local governments.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology, including the anticipated product launches of AsterX+1 and Freedom Alert+; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

Investor Relations Contact:

CORE IR

Investor@logicmark.com

Financial tables to follow:

LogicMark, Inc.

CONDENSED BALANCE SHEETS

FOR THE QUARTERS ENDED MARCH 31, 2023, AND DECEMBER 31, 2022

	March 31,	December 31,
	2023	2022
Assets
Current Assets
Cash and cash equivalents	$9,781,799	$6,977,114
Restricted cash	59,988	59,988
Accounts receivable, net	50,679	402,595
Inventory	1,134,497	1,745,211
Prepaid expenses and other current assets	292,319	349,097
Total Current Assets	11,319,282	9,534,005
Property and equipment, net	252,855	255,578
Right-of-use assets, net	164,554	182,363
Product development costs, net of amortization of $15,029	1,253,749	1,010,662
Goodwill	10,958,662	10,958,662
Other intangible assets, net of amortization of $4,900,886 and $4,710,437, respectively	3,509,405	3,699,854
Total Assets	$27,458,507	$25,641,124
Liabilities, Series C Redeemable Preferred Stock and Stockholders’ Equity
Current Liabilities
Accounts payable	$521,283	$673,052
Accrued expenses	750,532	1,740,490
Total Current Liabilities	1,271,815	2,413,542
Other long-term liabilities	424,195	440,263
Total Liabilities	1,696,010	2,853,805
Commitments and Contingencies (Note 8)
Series C Redeemable Preferred Stock
Series C redeemable preferred stock, par value $0.0001 per share: 2,000 shares designated; 10 shares issued and outstanding as of March 31, 2023 and December 31, 2022	1,807,300	1,807,300
Stockholders’ Equity
Preferred stock, par value $0.0001 per share: 10,000,000 shares authorized Series F preferred stock, par value $0.0001 per share: 1,333,333 shares designated; 106,333 and 173,333 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively, aggregate liquidation preference of $319,000 as of March 31, 2023 and $520,000 as of December 31, 2022	319,000	20,000
Common stock, par value $0.0001 per share: 100,000,000 shares authorized; 1,220,308 and 479,669 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	123	48
Additional paid-in capital	111,079,795	106,070,253
Accumulated deficit	(87,443,721)	(85,610,282)
Total Stockholders’ Equity	23,955,197	20,980,019
Total Liabilities, Series C Redeemable Preferred Stock and Stockholders’ Equity	$27,458,507	$25,641,124

LogicMark, Inc.

CONDENSED STATEMENTS OF OPERATIONS

FOR THE QUARTERS ENDED MARCH 31, 2023, AND 2022

	For the Three Months Ended March 31,
	2023	2022
Revenues	$2,809,717	$3,650,689
Costs of goods sold	947,169	1,447,305
Gross Profit	1,862,548	2,203,384
Operating Expenses
Direct operating cost	262,800	474,442
Advertising costs	48,116	-
Selling and marketing	465,536	189,207
Research and development	313,887	262,484
General and administrative	2,413,760	2,335,949
Other expense	28,318	30,084
Depreciation and amortization	215,998	194,363
Total Operating Expenses	3,748,415	3,486,529
Operating Loss	(1,885,867)	(1,283,145)
Other Income
Interest income	52,428	-
Total Other Income	52,428	-
Loss before Income Taxes	(1,833,439)	(1,283,145)
Income tax expense	-	-
Net Loss	(1,833,439)	(1,283,145)
Preferred stock dividends	(75,000)	(88,000)
Net Loss Attributable to Common Stockholders	$(1,908,439)	$(1,371,145)
Net Loss Attributable to Common Stockholders Per Share - Basic and Diluted	$(1.92)	$(2.89)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	996,080	474,099

Source: LogicMark, Inc.